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                                                                    EXHIBIT 10.2

                              STARBUCKS CORPORATION

                           2005 KEY EMPLOYEE SUB-PLAN
                                     TO THE
                      2005 LONG-TERM EQUITY INCENTIVE PLAN
                     EFFECTIVE FEBRUARY 9, 2005, AS AMENDED
                    AND RESTATED EFFECTIVE NOVEMBER 15, 2005

     1. PURPOSE. The purposes of this Sub-Plan are (i) to assist in the administration and implementation of the Starbucks Corporation 2005 Long-Term Equity Incentive Plan (the "PLAN"), by providing additional procedures and guidelines which apply specifically to key Partners and Consultants, and (ii) to encourage ownership of the Common Stock by all key Partners and Consultants. This Sub-Plan is intended to provide an incentive for key Partners and Consultants to exert their maximum efforts to achieve the successful operation of the Company and is intended to assist the Company in attracting and retaining talented personnel by providing an opportunity to benefit from any increased value of the Company, to which such key Partners and Consultants will have contributed. This Sub-Plan is intended to link the interests of the key Partners and Consultants with those of the Company's shareholders. The benefits of this Sub-Plan are not a substitute for compensation otherwise payable to Participants pursuant to the terms of their employment or contractual arrangement.

     2. DEFINITIONS. Capitalized terms used without definition in this Sub-Plan shall have the meanings given such terms in the Plan. To the extent that any term defined herein conflicts with the definition of such term under the Plan, the definition in this Sub-Plan shall control.

     For purposes of this Sub-Plan:

          (a) "ACTIVE STATUS" shall mean for (i) Partners, the absence of any interruption or termination of service as a Partner, and (ii) for Consultants, the absence of any interruption, expiration, or termination of such Person's consulting or advisory relationship with the Company or any Subsidiary or the occurrence of any termination event as set forth in such person's Award Agreement. Active Status shall not be considered interrupted for a (A) Partner in the case of sick leave, maternity leave, infant care leave, medical emergency leave, military leave, or any other leave of absence properly taken in accordance with the policies of the Company or any applicable Subsidiary as may be in effect from time to time, and (B) Consultant, in the case of any temporary interruption in such person's availability to provide services to the Company or any Subsidiary which has been granted in writing by an authorized officer of the Company. Whenever a mandatory severance period applies under applicable law with respect to a termination of service as a Partner, Active Status shall be considered terminated upon such Partner's receipt of notice of termination in whatever form prescribed by applicable law.

          (b) "AWARD" shall mean any award or benefit granted under this Sub-Plan, including Options, Restricted Stock and Restricted Stock Units.

          (c) "AWARD AGREEMENT" shall mean the written or electronic agreement between the Company and a Participant setting forth the terms of the Award.

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          (d) "BENEFICIAL OWNERSHIP" shall have the meaning set forth in Rule
13d-3 promulgated under the Exchange Act.

          (e) "BOARD" shall mean the Board of Directors of the Company.

          (f) "CHANGE OF CONTROL" shall mean the first day that any one or more of the following conditions shall have been satisfied:

               (i) the sale, liquidation or other disposition of all or substantially all of the Company's assets in one or a series of related transactions;

               (ii) an acquisition (other than directly from the Company) of any outstanding voting securities by any Person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has Beneficial Ownership of twenty-five percent (25%) or more of the then outstanding voting securities of the Company, other than a Board approved transaction;

               (iii) during any 36-consecutive month period, the individuals who, at the beginning of such period, constitute the Board ("INCUMBENT DIRECTORS") cease for any reason other than death to constitute at least a majority of the members of the Board; provided however that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the 36-month period, shall be deemed to have satisfied such 36-month requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of or with the approval of at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a Person other than the Board, then such individual shall not be considered an Incumbent Director; or

               (iv) a merger, consolidation or reorganization of the Company, as a result of which the shareholders of the Company immediately prior to such merger, consolidation or reorganization own directly or indirectly immediately following such merger, consolidation or reorganization less than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from such merger, consolidation or reorganization.

          (g) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (h) "COMMITTEE" shall mean the Compensation and Management Development Committee appointed by the Board.

          (i) "COMMON STOCK" shall mean the common stock of the Company, par value $0.001 per share.


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          (j) "COMPANY" shall mean Starbucks Corporation, a Washington corporation, and any successor thereto.

          (k) "DIRECTOR" shall mean a member of the Board.

          (l) "DISABILITY" shall mean (i) in the case of a Participant whose employment with the Company or a Subsidiary is subject to the terms of an employment or consulting agreement that includes a definition of disability, "Disability" as used in this Sub-Plan shall have the meaning set forth in such employment or consulting agreement during the period that such employment or consulting agreement remains in effect; and (ii) in all other cases, the term "Disability" as used in this Sub-Plan shall have the same meaning as set forth under the Company's long-term disability plan applicable to the Participant as may be amended from time to time, and in the event the Company does not maintain any such plan with respect to a Participant, a physical or mental condition resulting from bodily injury, disease or mental disorder which renders the Participant incapable of continuing his or her usual and customary employment with the Company or a Subsidiary, as the case may be, for a period of not less than 120 days or such other period as may be required by applicable law.

          (m) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (n) "FAIR MARKET VALUE" shall mean the closing price per share of the Common Stock on Nasdaq as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if Nasdaq shall cease to be the principal exchange or quotation system upon which the shares of Common Stock are listed or quoted, then such exchange or quotation system as the Company elects to list or quote its shares of Common Stock and that the Committee designates as the Company's principal exchange or quotation system.

          (o) "FAMILY MEMBER" shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing a Participant's household (other than a tenant or an employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or a Participant) control the management of assets, and any other entity in which these persons (or a Participant) own more than fifty percent (50%) of the voting interests.

          (p) "INCENTIVE STOCK OPTION" shall mean any Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.


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          (q) "MISCONDUCT" with respect to any Partner shall mean any of the following:

               (i) any material breach of an agreement between the Participant and the Company or any Subsidiary which, if curable, has not been cured within twenty (20) days after the Participant has been given written notice of the need to cure such breach, or which breach, if previously cured, recurs;

               (ii) any willful unauthorized use or disclosure of confidential information or trade secrets of the Company or any Subsidiary by the Participant;

               (iii) the Participant's continued willful and intentional failure to satisfactorily perform Participant's essential responsibilities, provided that the Participant has been given at least thirty (30) days' written notice of the need to cure the failure and cure has not been effected within that time period, or which failure, if previously cured, recurs;

               (iv) any material failure of the Participant to comply with rules, policies or procedures of the Company or any Subsidiary as they may be amended from time to time, provided that the Participant has been given at least thirty (30) days' written notice of the need to cure the failure, if such failure is curable, and cure has not been effected within that time period, or which failure, if previously cured, recurs;

               (v) the Participant's dishonesty, fraud or gross negligence related to the business or property of the Company or any Subsidiary;

               (vi) personal conduct that is materially detrimental to the business of the Company or any Subsidiary; or

               (vii) conviction of or plea of nolo contendere to a felony.

          (r) "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

          (s) "NONQUALIFIED STOCK OPTION" shall mean an Option that does not qualify or is not intended to qualify as an incentive stock option under Section 422 of the Code.

          (t) "OFFICER" shall mean a Partner serving in a position of vice president or higher of the Company.

          (u) "OPTION" shall mean an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to this Sub-Plan.

          (v) "OPTIONEE" shall mean a Participant who has been granted an Option.

          (w) "PARTICIPANT" shall mean a Partner, Director or Consultant granted an Award.


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          (x) "PARTNER" shall mean any Person, including an Officer, who is a common law employee of, receives remuneration for personal services to, is reflected on the official human resources database as an employee of, and is on the payroll of the Company or any Subsidiary. A Person is on the payroll if he or she is paid from or at the direction of the payroll department of the Company, or any Subsidiary. Persons providing services to the Company, or to any Subsidiary, pursuant to an agreement with a staff leasing organization, temporary workers engaged through or employed by temporary or leasing agencies, and workers who hold themselves out to the Company or a Subsidiary to which they are providing services as being independent contractors, or as being employed by or engaged through another company while providing the services, and Persons covered by a collective bargaining agreement (unless the collective bargaining agreement applicable to the Person specifically provides for participation in this Sub-Plan) are not Partners for purposes of this Sub-Plan and do not and cannot participate in this Sub-Plan, whether or not such Persons are, or may be reclassified by the courts, the U.S. Internal Revenue Service, the U.S. Department of Labor, or other Person as, common law employees of the Company, or any Subsidiary, either solely or jointly with another Person.

          (y) "PERSON" shall mean a natural person, company, government or political subdivision, agency or instrumentality of a government.

          (z) "PLAN" shall mean the Starbucks Corporation 2005 Long-Term Equity Incentive Plan.

          (aa) "REPRICE" shall mean the adjustment or amendment of the exercise price of Options previously awarded, whether through amendment, cancellation, replacement or grant or any other means.

          (bb) "RESIGNATION (OR RESIGN) FOR GOOD REASON" shall mean any voluntary termination by written resignation of the Active Status of any Partner after a Change of Control because of: (1) a material reduction in the Partner's authority, responsibilities or scope of employment; (2) an assignment of duties to the Partner inconsistent with the Partner's role at the Company or Subsidiary prior to the Change of Control; (3) a reduction in the Partner's base salary or total incentive compensation; (4) a material reduction in the Partner's benefits unless such reduction applies to all Partners of comparable rank; and (5) the relocation of the Partner's primary work location more than fifty (50) miles from the Partner's primary work location prior to the Change of Control; provided that the Partner's written notice of voluntary resignation must be tendered within one (1) year of the Change of Control, and shall specify which of the events described in clauses (1) through (5) above resulted in the resignation.

          (cc) "RESTRICTED STOCK" shall mean a grant of Shares pursuant to this Sub-Plan.

          (dd) "RESTRICTED STOCK UNITS" shall mean a grant of the right to receive Shares in the future or their cash equivalent (or both) pursuant to this Sub-Plan and may be paid in Shares, their cash equivalent or both.


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          (ee) "RETIREMENT" shall mean, with respect to any Partner, voluntary termination of employment after attainment of age fifty-five (55) and at least ten (10) years of credited service with the Company or any Subsidiary (but only during the time the Subsidiary was a Subsidiary), as determined by the Committee in its sole discretion.

          (ff) "SHARE" shall mean one share of Common Stock, as adjusted in accordance with Section 5 of this Sub-Plan.

          (gg) "SUB-PLAN" means this Starbucks Corporation 2005 Key Employee Sub-Plan to the Plan, including any country-specific rules approved and adopted by the Committee, as such plan and country-specific rules may be amended and restated from time to time.

          (hh) "SUBSIDIARY" shall mean, with respect to the Company, (1) in the case of an Incentive Stock Option a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code and (2) in the case of a Nonqualified Stock Option, Restricted Stock, or a Restricted Stock Unit, in addition to a subsidiary corporation as defined in clause (1) above, (A) a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or
(B) an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company's ownership of voting securities, by contract or otherwise.

     3. ADMINISTRATION OF THIS SUB-PLAN.

          (a) COMMITTEE. This Sub-Plan shall be administered by the Committee, subject to such terms and conditions as the Committee may prescribe; provided that they are consistent with the terms of the Plan. Notwithstanding anything herein to the contrary, the Committee's power to administer this Sub-Plan, and actions the Committee takes under this Sub-Plan, shall be limited by the provisions set forth in the Committee's charter, as such charter may be amended from time to time, and the further limitation that certain actions may be subject to review and approval by either the full Board or a panel consisting of all of the Independent Directors of the Company.

          (b) AUTHORITY; POWERS. Subject to the express terms and conditions set forth herein and the Plan, the Committee shall have the discretion from time to time:

               (i) to grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock and Restricted Stock Units to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares and the exercise price, and to modify or amend each Award, with the consent of the Participant when required;

               (ii) to determine the Participant, to whom Awards, if any, will be granted hereunder, the timing of such Awards, and the number of Shares to be represented by each Award;


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               (iii) to construe and interpret this Sub-Plan and the Awards granted hereunder;

               (iv) to prescribe, amend, and rescind rules and regulations relating to this Sub-Plan or to any sub-plan established under this sub-plan, including the form of Award Agreement, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Sub-Plan, any sub-plan established under this sub-plan or any Award Agreement complies with applicable law, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Sub-Plan, any sub-plan established under this sub-plan or any Award Agreement;

               (v) to establish Performance Criteria (as defined in Section 11(b) of the Plan) for Awards made pursuant to this Sub-Plan or to any sub-plan established under this sub-plan in accordance with a methodology established by the Committee, and to determine whether performance goals have been attained;

               (vi) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

               (vii) to authorize any Person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee;

               (viii) to establish sub-plans, procedures, or guidelines for the grant of Awards to Partners, Directors, and Consultants;

               (ix) to make all other determinations deemed necessary or advisable for the administration of this Sub-Plan or any sub-plan established under this sub-plan;

Provided that, no consent of a Participant is necessary under clauses (i) or
(vi) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

          (c) EFFECT OF COMMITTEE'S DECISION. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including the Subsidiaries), any shareholder and all other Persons.

          (d) DELEGATION. Consistent with Section 3(d) of the Plan and the Committee's charter, as such charter may be amended from time to time, the Committee may delegate to an Executive Officer of the Company the ability to grant Awards and take the other actions described in Section 3(b) with respect to Participants who are not Executive Officers, and such actions shall be treated for all purposes as if taken by the Committee; provided that the grant of Awards shall be made in accordance with parameters established by the Committee. Any action


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by any such Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee.

     4. PROCEDURE FOR EXERCISE OF AWARDS; RIGHTS AS A SHAREHOLDER.

          (a) PROCEDURE. An Award shall be exercised when written, electronic or verbal notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Sub-Plan, in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 4(b) of this Sub-Plan. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Sub-Plan.

          (b) METHOD OF PAYMENT. The permissible methods of payment of consideration for any Shares to be issued upon exercise or other required settlement of an Award shall be: (i) with respect to an Option, a request that the Company or the designated brokerage firm conduct a cashless exercise of the Option; (ii) cash; and (iii) tender of shares of Common Stock owned by the Participant in accordance with rules established by the Committee from time to time. Shares used to pay the exercise price shall be valued at their Fair Market Value on the exercise date. Payment of the aggregate exercise price by means of tendering previously-owned shares of Common Stock shall not be permitted when the same may, in the reasonable opinion of the Company, cause the Company to record a loss or expense as a result thereof.

          (c) WITHHOLDING OBLIGATIONS. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock or Restricted Stock Units, or any sale of Shares. The Company shall not be required to issue Shares or to recognize the disposition of such Shares until such obligations are satisfied. These obligations may be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued to a Participant under such Award, such withholding to be done at the minimum tax rate required by applicable law or by tendering Shares previously acquired by the Participant in accordance with rules established by the Committee from time to time.

          (d) SHAREHOLDER RIGHTS. Except as otherwise provided in this Sub-Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.


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          (e) NON-TRANSFERABILITY OF AWARDS. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred (i) by will of, or by the laws of descent and distribution applicable to, a deceased Participant, (ii) pursuant to a domestic relations order; (iii) to the extent permitted by the Board or Committee, to one or more beneficiaries on a Company-approved form who may exercise the Award after the Participant's death; and/or (iv) in the case of Nonqualified Stock Options, by gift to a Family Member of the Participant.

     5. ADJUSTMENTS TO SHARES SUBJECT TO THIS SUB-PLAN. If any change is made to the Shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Shares as a class without the Company's receipt of consideration, appropriate adjustments shall be made to the number of Shares which are subject to outstanding Awards under this Sub-Plan. The Committee may also make adjustments described in the previous sentence in the event of any distribution of assets to shareholders other than a normal cash dividend. In determining adjustments to be made under this Section 5, the Committee may take into account such factors as it deems appropriate, including the restrictions of applicable law and the potential tax consequences of an adjustment, and in light of such factors may make adjustments that are not uniform or proportionate among outstanding Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than a normal cash dividend, made by the Committee shall be final, binding and conclusive. For purposes of this Section 5, conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration."

     6. EXPIRATION OF AWARDS.

          (a) EXPIRATION, TERMINATION OR FORFEITURE OF AWARDS. Unless otherwise provided in the applicable Award Agreement or any severance agreement, vested Awards granted under this Sub-Plan shall expire, terminate, or otherwise be forfeited as follows:

               (i) three (3) months after the date of termination of a Participant's Active Status, other than in circumstances covered by (ii), (iii),
(iv) or (v) below;

               (ii) immediately upon termination of a Participant's Active Status for Misconduct;

               (iii) twelve (12) months after the date on which a Participant ceased performing services as a result of his or her total and permanent Disability;

               (iv) twelve (12) months after the date of the death of a Participant whose Active Status terminated as a result of his or her death; and

               (v) thirty-six (36) months after the date on which the Participant ceased performing services as a result of Retirement.


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          (b) EXTENSION OF TERM. Notwithstanding subsection (a) above, the
Committee shall have the authority to extend the expiration date of any outstanding Nonqualified Stock Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of a Nonqualified Stock Option beyond the date on which the Nonqualified Stock Option would have expired if no termination of the Participant's Active Status had occurred).

     7. EFFECT OF CHANGE OF CONTROL. Notwithstanding any other provision in this Sub-Plan or the Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

          (a) ACCELERATION. Awards of a Participant shall be Accelerated (as defined in Section 7(b) below) as follows:

               (i) With respect to any Partner, upon the occurrence of a Change of Control described in Section 2(f)(i);

               (ii) With respect to any Partner who Resigns for Good Reason or whose Active Status is terminated within one year after a Change of Control described in Section 2(f)(ii), (iii) or (iv); and

               (iii) With respect to any Partner, notwithstanding Section 7(a)(ii) above, upon the occurrence of a Change of Control described in Section 2(f)(iv), but only if in connection with such Change of Control each Award is not assumed or an equivalent award substituted by such successor entity or a parent or subsidiary of such successor entity.

          (b) DEFINITION. For purposes of this Section 7, Awards of a Partner being "ACCELERATED" means, with respect to such Partner:

               (i) any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term;

               (ii) any restriction periods and restrictions imposed on Restricted Stock or Restricted Stock Units that are not performance-based shall lapse; and

               (iii) the restrictions and deferral limitations and other conditions applicable to any other Awards shall lapse, and such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

     8. GRANT, TERMS AND CONDITIONS OF OPTIONS.

          (a) DESIGNATION. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding


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such designations, to the extent that the aggregate Fair Market Value of the
Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Partner during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Options shall be taken into account in the order in which they were granted.

          (b) TERMS OF OPTIONS. The term of each Incentive Stock Option shall be no more than ten (10) years from the date of grant. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the term of the Option shall be no more than five (5) years from the date of grant. The terms of all Nonqualified Stock Options shall be at the discretion of the Committee.

          (c) OPTION EXERCISE PRICES.

               (i) The per Share exercise price under an Incentive Stock Option shall be as follows:

                    (A) If granted to a Partner who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) If granted to any other Partner, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) The per Share exercise price under a Nonqualified Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

               (iii) In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without shareholder approval.

          (d) VESTING. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the date of the Optionee's Disability or termination of such Optionee's Active Status for reasons other than Retirement or death. Unless otherwise provided in the applicable Award Agreement or any written severance agreement or employment agreement between the Company and the Optionee, in case of such Optionee's termination of Active Status due to Retirement or death, such Options shall become fully vested and immediately exercisable.

          (e) EXERCISE. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, and as are permissible under the terms of this Sub-Plan. An Option may not be exercised for a fraction of a Share.


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     9. GRANT, TERMS AND CONDITIONS OF STOCK AWARDS.

          (a) DESIGNATION. Restricted Stock or Restricted Stock Units may be granted either alone, in addition to, or in tandem with other Awards granted under this Sub-Plan. Restricted Stock or Restricted Stock Units may include a dividend equivalent right, as permitted by Section 5. After the Committee determines that it will offer Restricted Stock or Restricted Stock Units, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. Restricted Stock Units may be paid as permitted by
Section 4(b). The term of each award of Restricted Stock or Restricted Stock Units shall be at the discretion of the Committee.

          (b) PERFORMANCE CRITERIA. Restricted Stock and Restricted Stock Units granted pursuant to this Sub-Plan that are intended to qualify as "performance based compensation" under Section 162(m) of the Code shall be subject to the attainment of performance goals relating to the Performance Criteria selected by the Committee and specified at the time such Restricted Stock and Restricted Stock Units are granted.

          (c) VESTING. Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying Restricted Stock or Restricted Stock Units upon the termination of a Participant's Active Status. To the extent that the Participant purchased the Shares granted under such Restricted Stock or Restricted Stock Units and any such Shares remain non-vested at the time the Participant's Active Status terminates, the termination of Active Status shall cause an immediate sale of such non-vested Shares to the Company at the original price per Share paid by the Participant.

     10. TERMINATION AND AMENDMENT OF THIS SUB-PLAN. This Sub-Plan shall terminate on the date of termination of the Plan and no Award may be granted pursuant to this Sub-Plan thereafter. The Committee, may at any time and from time to time amend, modify or suspend this Sub-Plan and all administrative rules, regulations and practices; provided, however, that no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under this Sub-Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Shares that he or she may have acquired through or as a result of this Sub-Plan.

     11. NON-EXCLUSIVITY OF THIS SUB-PLAN. The adoption of this Sub-Plan by the Committee shall not be construed as amending, modifying or rescinding the Plan but is intended to serve as a framework for the Committee with respect to grants of Awards to Participants.

     12. PARTICIPANTS IN FOREIGN COUNTRIES. Without amending this Sub-Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in this Sub-Plan to achieve the purposes of this Sub-Plan. In furtherance of such purposes, the Committee may make such modifications to this Sub-


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

Plan as may be necessary or advisable to comply with the provisions of the laws in other countries in which the Company or any Subsidiary operates or has employees.

     13. MULTIPLE AWARD GRANTS. The terms of each Award grant may differ from other Awards granted under this Sub-Plan at another time. The Committee may also make more than one grant of Awards to a given Participants during the term of this Sub-Plan.

(Approved by the Compensation and Management Development Committee of the Board of Directors on November 15, 2005)


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